Exhibit 10.1

EXECUTIVE CHAIRMAN AGREEMENT

THIS EXECUTIVE CHAIRMAN AGREEMENT (the “Agreement”) is made as of the 31st day of January, 2020 (the “Effective Date”) and is by and between Akers Biosciences, Inc., a New Jersey corporation (the “Company”), and Christopher C. Schreiber (the “Executive Chairman”).

WHEREAS, the Executive Chairman has, since November 1, 2019 (the “Start Date”), served as Executive Chairman of the Company and in the capacity of director on the Company’s Board of Directors (the “Board of Directors”); and

WHEREAS, as of the Effective Date, the Company and the Executive Chairman mutually desire to memorialize the terms under which the Executive Chairman will continue to serve in such capacity and as a director of the Company.

NOW, THEREFORE, in consideration for the above recited promises and the mutual promises, agreements and covenants of the Company and the Executive Chairman contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive Chairman hereby agree as follows:

1. DUTIES AND EFFORT. The Executive Chairman shall, in such capacity, be an employee and executive officer of the Company and be available to perform the duties of Executive Chairman customarily related to this function, including (a) acting as chairman of Board of Directors’ and stockholders’ meetings, (b) acting as the principal executive officer of the Company, subject to the oversight and direction of the Board of Directors, and (c) otherwise undertaking such other customary duties the as may be determined and assigned by the Board of Directors and as may be required by the Company’s governing instruments, including its certificate of incorporation, bylaws and its corporate governance charters, each as amended or modified or restated from time to time, and by applicable law, rule or regulation, including, without limitation, the New Jersey Business Corporation Act (the “NJBCA”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and any exchange or quotation system on which the Company’s securities may be traded from time to time. The Executive Chairman agrees to devote such time as is reasonably and customarily necessary to perform completely his duties to the Company. The Executive Chairman will perform such duties described herein in a professional manner and in the best interests of the Company, and at all times accordance with the general fiduciary duty of executive officers and directors arising under the NJBCA and all applicable laws, rules and regulations.

2. TERM. The term of this Agreement shall commence as of the Effective Date and shall continue (unless earlier terminated as provided for in Section 7 hereof) until the date that the Executive Chairman is no longer serving as a member of the Board of Directors (as such membership may be renewed with the approval of the Board of Directors and the Company’s stockholders), or upon his earlier death, incapacity, removal, or resignation.

3. EMPLOYMENT RELATIONSHIP. This Agreement is intended to create an “at will” employment relationship between the parties (subject to the termination notice requirements of Section 7 hereof). The Company shall be responsible for withholding all federal, state, or local income taxes, social security taxes, unemployment taxes, and any and all other taxes relating to the cash compensation provided to Executive Chairman under this Agreement (it being agreed that Executive Chairman shall be responsible for any taxes due arising out of his acquisition or sale of Company securities, whether under the Company’s equity incentive plans or otherwise).

4. COMPENSATION.

(a) For services to be rendered by the Executive Chairman in any capacity hereunder, the Company agrees to pay the Executive Chairman the following compensation:

(i) a cash fee of $300,000 per year, payable monthly in equal installments (it being agreed that such fee shall be: (i) paid retroactively to commence as of the Start Date and (ii) inclusive of any fees associated with Executive Chairman’s service as both a director of the Company and in the capacity of Executive Chairman); and

(ii) annual or other bonuses in cash and/or in securities of the Company and/or otherwise, which bonuses, if any, shall be awarded in the complete discretion of the Board of Directors or a designated committee thereof.

(b) The Executive Chairman shall also be eligible to participate in any of the Company’s employee benefit (including health) plans on par with other officers of the Company.

5. EXPENSES. In addition to the compensation provided in Section 4 hereof, the Company will reimburse the Executive Chairman for pre-approved reasonable business-related expenses incurred in good faith in the performance of the Executive Chairman’s duties for the Company. Such payments shall be made by the Company in accordance with its normal policies for senior executives of the Company.

6. RESTRICTIONS RESPECTING CONFIDENTIAL INFORMATION, NON-COMPETITION, ETC.

(a) At all times, Executive Chairman shall keep confidential, and not disclose, or make any use of except for the benefit of the Company, at any time either during or subsequent to performance by Executive Chairman of his services hereunder, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, intellectual property, technical data, designs, formulas, test data, customer lists, business plans, marketing and manufacturing processes, plans and strategies, pricing strategies or other subject matter pertaining to any business of the Company or any of its partners, customers, consultants, licensors, licensees or affiliates (collectively, the “Confidential Information”), which Executive Chairman has, pror to the Effective Date, produced, obtained or otherwise learned, or may, as of and following the Effective Date, produce, obtain or otherwise learn of during the course of his performance of the services hereunder. The “Confidential Information” shall not include information, technical data or know-how that is or becomes part of the public domain not as a result of any inaction or action of the Executive Chairman. Executive Chairman shall not deliver, reproduce, reverse engineer, or in any way allow any such Confidential Information to be delivered to or used by any third parties for any purpose (including, without limitation, any purpose harmful to or competetive with the interests of the Company) without the specific direction or consent of a duly authorized representative of the Company. Executive Chairman acknowledges and agrees that some of the Confidential Information may be considered “material non-public information” for purposes of the federal securities laws (“Insider Information”) and that the Executive Chairman will abide by all securities laws relating to the handling of and acting upon Insider Information.

(b) Upon the termination Executive Chairman’s association with the Company, Executive Chairman shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, lab notes and books and data of any nature pertaining to any Invention (as defined below) or Confidential Information of the Company or to the services provided by Executive Chairman, and Executive Chairman will not take or retain (in any form or format) any description containing or pertaining to any Confidential Information which Executive Chairman may produce or obtain during the course of his performance of the services hereunder.

2

(c) Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement:

(i) The Executive Chairman will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

A.	is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

B.	is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(ii) If the Executive Chairman files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive Chairman may disclose the Company’s trade secrets to the Executive Chairman’s attorney and use the trade secret information in the court proceeding if the Executive Chairman:

A.	files any document containing trade secrets under seal; and

B.	does not disclose trade secrets except pursuant to court order.

(d) Nothing herein shall prevent Executive Chairman from making a report, or bringing a claim, to any governmental agency, including the U.S. Equal Employment Opportunity Commission, the U.S. Securities & Exchange Commission, the U.S. Department of Justice, or the Attorney General of the State of New Jersey.

(e) Executive Chairman hereby agrees that all Inventions (as defined below) created, conceived of and/or memorialized by Executive Chairman during the period in which Executive Chairman has heretofore performed or shall perform services for the Company shall be “works for hire” under applicable law. In addition, and regardless of the application of the work for hire doctrine, Executive Chairman hereby irrevocably assigns and transfers to the Company, on a perpetual and worldwide basis without additional consideration, Executive Chairman’s entire right, title and interest in and to all Inventions. As used in this Agreement, the term “Inventions” shall mean all intellectual property (incluidng any moral rights therein), ideas, improvements, designs, discoveries, developments, drawings, notes, documents, information and/or materials, whether or not patentable and whether or not reduced to practice, made or conceived by Executive Chairman (whether made solely by Executive Chairman or jointly with others) which are created, conceived of and/or memorialized by Executive Chairman during the period in which Executive Chairman has performed or shall perform services for the Company or result from any task of any nature assigned to or undertaken by Executive Chairman or any work performed by Executive Chairman for or on behalf of the Company or any of its affiliates. In connection with the foregoing, Executive Chairman will execute, acknowledge and deliver to the Company or its nominee upon request and at the Company’s expense all such documents, including applications for patents, copyrights, trademarks and assignments of all Inventions, patents, copyrights and trademarks to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters patent, copyrights and trademarks on all Inventions in any and all countries and/or to protect the interest of the Company or its nominee in Inventions, patents, copyrights and trademarks and to vest title in each of the same in the Company or its nominee.

3

(f) During the term of this Agreement and for one (1) year after the termination of Executive Chairman’s association with the Company for any reason, the Executive Chairman shall not, directly or indirectly, anywhere within the United States or other jurisdiction in which the Company has material operations, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become materially interested in (whether as an owner, stockholder, lender, executive, employee, officer or director) any business (other than the Company) which is in a business that competes with the business or businesses of the Company (the “Business”), or, directly or indirectly, induce or influence any person that has a business relationship with the Company or any of its subsidiaries or affiliates relating to the Business to discontinue or reduce the extent of such relationship.

(g) During the term of this Agreement and for one (1) year after the termination of this Agreement for any reason, the Executive Chairman shall not, directly or indirectly, solicit to employ, or employ for himself or others, any employee of the Company, or any subsidiary or affiliate of the Company, who was an officer, director or employee of, or consultant or advisor to, the Company, or any subsidiary or affiliate of the Company, as of the date of the termination of Executive Chairman’s association with the Company for any reason or during the preceding six (6) month period, or solicit any such person to leave such person’s position or join the employ of, or act in a similar capacity with, another, then or at a later time.

(h) The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Company with any broader, further or other remedy or protection than those provided herein.

(i) Because the breach or any threatened breach of any of the provisions of this Section 6 may result in immediate and irreparable injury to the Company for which the Company may not have an adequate remedy at law, the Executive Chairman expressly agrees that the Company shall be entitled, in addition to all other rights and remedies available to it at law, in equity or otherwise, to a decree of specific performance of the restrictive covenants contained in this Section 6 and further to a temporary and permanent injunction enjoining such breach or threatened breach, in each case without the necessity of proving damages and without the necessity of posting bond or other security.

(j) In the event the Executive Chairman challenges this Agreement and an injunction or other relief is issued staying the implementation of any of the restrictions imposed by Section 6 hereof, the time remaining on the restrictions shall be tolled until the challenge is resolved by final adjudication, settlement or otherwise.

(k) The Executive Chairman acknowledges that the type and periods of restriction imposed by this Section 6 are fair and reasonable and are reasonably required for the protection of the legitimate interests of the Company and the goodwill associated with the business of the Company; and that the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and are given as an integral part of the transactions contemplated hereby. If any of the covenants in this Section 6, or any part hereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants herein, which shall be given full effect, without regard to the invalid portions. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be judicially modified so as to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

4

7. TERMINATION. With or without cause, either the Company or the Executive Chairman may terminate this Agreement and Executive Chairman’s status as such (but not Executive Chairman’s status as a director of the Company) at any time upon 60 days’ written notice to the other, and the Company shall be obligated to pay to the Executive Chairman the compensation and expenses due up to the conclusion of such 60 day period. Nothing contained herein or omitted herefrom shall prevent the Board of Directors or stockholders of the Company from removing the Executive Chairman as a director of the Company as permitted under the Company’s certificate of incorporation, bylaws and its corporate governance documents, each as amended or modified or restated from time to time and by applicable law, rule or regulation, including, without limitation, the NJBCA.

8. INDEMNIFICATION. The Company shall indemnify the Executive Chairman in his capacity as an officer and director of the Company to the fullest extent permitted by and otherwise in accordance with the NJBCA and the Company’s certificate of incorporation or bylaws, each as amended or modified or restated from time to time, against all expense, liability and loss (including settlement) reasonably incurred or suffered by the Executive Chairman in connection with any action, suit or proceeding to which the Executive Chairman may be made a party by reason of his being or having been an officer or director of the Company.

9. AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Executive Chairman or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any breach with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

10. NOTICES. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile number or email in accordance with the contact information provided on the signature page hereto or such other contact information as the parties may have duly provided by notice.

11. GOVERNING LAW; VENUE. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of New Jersey without reference to that state’s conflicts of laws principles. Any legal action involving the validity, interpretation, or breach of the terms of this Agreement shall be brought exclusively in the courts of the State of New Jersey located in Camden, New Jersey or the federal courts within the District of New Jersey, seated in Camden, New Jersey). The parties hereby submit to the exclusive jurisdiction and venue of such courts, and they hereby irrevocably waive, to the fullest extent permitted by law, any objection they may now or hereafter have to the personal jurisdiction or venue of such courts or to any claim of inconvenient forum.

12. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Executive Chairman under this Agreement are personal and therefore the Executive Chairman may not assign or delegate any right or duty under this Agreement without the prior written consent of the Company.

5

13. HEADINGS; CONSTRUCTION. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

15. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

16. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement of the parties, and supersedes any and all other prior and/or contemporaneous understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, all of which are merged herein. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

[Signature Page Follows]

6

IN WITNESS WHEREOF, the parties hereto have caused this Executive Chairman Agreement to be duly executed and signed as of the day and year first above written.

AKERS BIOSCIENCES, INC.

By:	/s/ Howard R. Yeaton
Name:	Howard R. Yeaton
Title:	Interim Chief Financial Officer

Contact Information:

201 Grove Road
Thorofare, NJ 08086
Attention: ___________
Email: _______________

/s/ Christopher C. Schreiber
Christopher C. Schreiber

Contact Information:

[Address]
Email: ______________

7